CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of our report dated February 11, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of The Govett Funds, Inc., which is incorporated by reference in this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachussetts
April 26, 2000